SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     -----------------------------------


                                  FORM 8-K



                           Current Report Pursuant
                          to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported): November 1, 1996


                          HEMAGEN DIAGNOSTICS, INC.
                          -------------------------
           (Exact Name of Registrant as Specified in Its Charter)



                       Commission File Number: 1-11700



           Delaware                               04-2869857
           --------                               ----------
(State or Other Jurisdiction of      (I.R.S.  Employer Identification No.)
Incorporation or Organization)


    34-40 Bear Hill Road, Waltham, Massachusetts             02154
    --------------------------------------------             -----
      (Address of Principal Executive Offices)             (Zip Code)


                               (617) 890-3766
                               --------------
            (Registrant's Telephone Number, Including Area Code)


Item 2.  Acquisition of Assets


      On November 1, 1996, Hemagen Diagnostics, Inc. through a wholly owned subsidiary (the "Company") completed the purchase of substantially all the assets of Cellular Products, Inc., now known as 872 Main Street Corporation ("CPI"). CPI is operating under the provisions of Chapter 11 of the United States Bankruptcy Code. The sale of the assets by CPI was approved by the Bankruptcy Court on October 3, 1996. CPI manufactures biotechnology materials and assays for research and for the manufacture of clinical diagnostic test kits. The Company plans to continue the manufacture of the product line at the facility formally occupied by CPI in Buffalo, New York. On November 1, 1996, the Company paid $400,000 in cash and issued an unsecured promissory note to CPI (the "Note") in the amount $200,000. Under the terms of the Note, the Company agreed to pay CPI $200,000 on or before November 1, 1997. In addition to the cash and the Note, the Company assumed approximately $70,000 of post-bankruptcy filing trade payables of CPI.

Item 7.   Financial Statements and Exhibits

   a. - b. The Company intends to file any required statements and pro forma financial information as soon as practicable, but not later than 60 days from the date that this report must be filed.

   c.      Exhibit

           Exhibit
           No.             Title

           2 Purchase and Sale Letter Agreement by and between Hemagen Diagnostics, Inc. and Cellular Products, Inc., now known as 872 Main Street Corporation, dated August 23, 1996, as amended on August 29, 1996.


                                 SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   HEMAGEN DIAGNOSTICS, INC.

                                   By: /s/ Carl Franzblau
                                           Carl Franzblau, President

Date: November 14, 1996